EXHIBIT 99.1

SAFEGUARD SCIENTIFICS PARTNER COMPANY PUTNEY TO BE ACQUIRED FOR $200M

Safeguard expects to realize $58 million in aggregate cash proceeds, representing an approximate 3.9x cash-on-cash return and 42% IRR

Radnor, PA, March 15, 2016 - Safeguard Scientifics, Inc. (NYSE:SFE) today announced that its partner company, Putney, Inc., signed a definitive agreement to be acquired by Dechra Holdings US Inc., a subsidiary of Dechra Pharmaceuticals Plc (LON:DPH), for $200 million, in cash. The transaction is expected to close in April 2016, pending satisfactory completion of customary closing conditions and regulatory approval. Safeguard expects to receive aggregate initial cash proceeds of $58 million, which excludes an amount of additional proceeds to be held in escrow, representing an approximate 3.9x cash-on-cash return and 42% IRR. Safeguard deployed $14.9 million in Putney since September 2011 and prior to the acquisition had a 28% primary ownership position.

“We are proud of Putney’s execution in building a premier specialty pharmaceutical company committed to providing high quality, cost-effective generic medicines for pets,” said Stephen T. Zarrilli, President and CEO at Safeguard and member of the board at Putney. “The gain on the sale of our position in Putney through this well-timed exit with Dechra underscores our ability to identify and build value in companies with high-growth potential to ultimately drive shareholder value. In less than five years since Safeguard first deployed capital into Putney, the company increased its revenue approximately 350%, built out its scientific and medical affairs team, and developed and received FDA approval for eleven veterinary generics. While Safeguard has shifted its strategy away from specialty pharmaceuticals going forward, we’re thrilled for the Putney team and wish them continued success.”

Putney’s financial and legal advisers on the transaction were Jefferies LLC and Latham & Watkins LLP, respectively.

About Safeguard Scientifics
Safeguard Scientifics, Inc. (NYSE:SFE) has a distinguished track record of fostering innovation and building market leaders. For six decades, Safeguard has been providing growth capital and operational support to entrepreneurs across an evolving spectrum of industries. Today, Safeguard targets early- and growth-stage companies in advertising technology, digital media, financial technology, enterprise software, Internet of Things, devices, diagnostics, digital health and healthcare IT. For more information, please visit www.safeguard.com or follow us on Twitter @safeguard.

Forward-Looking Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. The risks and uncertainties that could cause actual results to differ materially include, among others, our ability to make good decisions about the deployment of capital, the fact that our partner companies may vary from period to period, our substantial capital requirements and absence of liquidity from our partner company holdings, fluctuations in the market prices of our publicly traded partner company holdings, competition, our inability to obtain maximum value for our partner company holdings, our ability to attract and retain qualified employees, market valuations in sectors in which our partner companies operate, our inability to control our partner companies, our need to manage our assets to avoid registration under the Investment Company Act of 1940, and risks associated with our partner companies, including the fact that most of our partner companies have a limited history and a history of operating losses, face intense competition and may never be profitable, the effect of economic conditions in the business sectors in which Safeguard’s partner companies operate, and other uncertainties described in our filings with the Securities and Exchange Commission. Many of these factors are beyond the Company’s ability to predict or control. As a result of these and other factors, the Company’s past financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.

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SAFEGUARD CONTACTS:
For Investor Relations
John E. Shave III
Senior Vice President, Investor Relations and Corporate Communications
610.975.4952
jshave(at)safeguard(dot)com

For Media Relations
Heather R. Hunter
Vice President, Corporate Communications
215.531.2225
hhunter(at)safeguard(dot)com